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                                                                   EXHIBIT 99.1

Contact: Michelle M. Dawson                   Dione McConnell
         Vice President of Investor Relations Director of Investor Relations
         Developers Diversified               Inland Retail
         Ph: 216.755.5500                     Ph: 630.368.2234
         Email: mdawson@ddr.com               Email: mcconnell@inland-retail.com

              DEVELOPERS DIVERSIFIED TO ACQUIRE INLAND RETAIL REAL
                      ESTATE TRUST, INC. FOR $6.2 BILLION

Cleveland, Ohio - October 23, 2006 - Developers Diversified (NYSE: DDR), the leading owner, operator and developer of market-dominant community centers in the U.S., and Inland Retail Real Estate Trust, Inc. ("IRRETI") announced today they have entered into a definitive merger agreement. Developers Diversified will conduct a conference call and an audio webcast on October 23, 2006 at 1 p.m. ET to discuss additional details regarding the transaction. The conference call will be webcast and can be accessed via the Developers Diversified web site, www.ddr.com. An accompanying powerpoint presentation will be available via the webcast at the time of the call.

Under the terms of the agreement, Developers Diversified will acquire all of the outstanding shares of IRRETI for a total merger consideration of $14.00 per share in cash. Developers Diversified may elect to issue up to $4.00 per share of the total merger consideration in the form of Developers Diversified common stock to be based upon the ten day average closing price of Developers Diversified shares two trading days prior to the IRRETI stockholders' meeting to approve the transaction. The election to issue Developers Diversified common stock may be made up to 15 calendar days prior to the IRRETI stockholders' meeting and may be revoked by Developers Diversified at any time if the revocation would not delay the stockholders' meeting for more than ten business days.

The transaction has a total enterprise value of approximately $6.2 billion. This amount includes approximately $2.3 billion of existing debt, a significant portion of which is expected to be prepaid at closing. IRRETI's real estate portfolio aggregates 307 community center, neighborhood shopping centers and single tenant/net leased retail properties, comprising 43.6 million square feet of total GLA.

Developers Diversified has reached agreement with a major U.S. institutional investor on a joint venture which will acquire 67 of IRRETI's community center assets for approximately $3.0 billion of total asset value. The joint venture will be leveraged up to 60% loan to value and Developers Diversified will contribute 15% of the equity. Developers Diversified will leverage its co-investment with fees for asset management, leasing, property management, development/tenant coordination and acquisitions. Developers Diversified will also earn a promoted interest equal to 20% of the cash flow of the joint venture after the partners have received an internal rate of return equal to 10% on their equity investment. Additionally, Developers Diversified has received financing commitments totaling in excess of $3.0 billion, which it may use to fund all or a portion of the total merger consideration.

Scott A. Wolstein, Developers Diversified's Chairman and Chief Executive Officer, commented, "This is an exciting transaction that strengthens our industry position through control of some of the

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highest quality, market-dominant community centers in the Southeast. We're especially pleased to co-invest in this opportunity with a new strategic institutional joint venture relationship. We are excited to add these outstanding properties to our platform and to apply our leasing and management skills to enhance value both for the benefit of our shareholders and for the benefit of our new capital partner."

IRRETI's portfolio of properties is a high quality institutional retail portfolio which has dominant market positions in several key growth-oriented Southeast U.S. markets. The properties are well-leased at 95% occupancy. Deferred maintenance is minimal, as the portfolio averages seven years of age and the properties have been well maintained. As illustrated below, the portfolio is comprised primarily of community shopping center properties, which will enhance Developers Diversified's position as the leading owner and operator of market-dominant community centers in the U.S.

                                                       TOTAL GLA
ASSET TYPE                        NO. PROPERTIES         (MSF)           % TOTAL GLA
----------                        --------------       ---------         -----------
Community Centers                        116              30.6              70.1%
Neighborhood Shopping Centers             97               8.0              18.3%
Single Tenant Assets                      91               3.3               7.6%
Lifestyle/Hybrid Centers                   3               1.7               4.0%
                                         ---              ----             -----
TOTAL                                    307              43.6             100.0%

Daniel B. Hurwitz, Developers Diversified's Senior Executive Vice President and Chief Investment Officer, added, "We're pleased with the opportunity to expand our footprint in such key markets as Atlanta, Charlotte, Miami and Orlando. Additionally, we strengthen our relationships with numerous national retailers such as Target, Wal-Mart, Lowe's, Home Depot and Kohl's. The combination of outstanding locations coupled with strong co-tenancy makes the Inland portfolio a natural fit with the Developers Diversified operating platform."

Over 70% of the portfolio is located in the following growth-oriented southeastern states:

                                                                                                      2006-2011
                                                       NO.        TOTAL GLA                       POPULATION GROWTH
STATE                                              PROPERTIES       (MSF)        % TOTAL GLA             (1)
-----                                              ----------     ---------      -----------      -----------------
Georgia                                                53           11.2           25.7%                8.3%
Florida                                                68            8.7           19.9%                9.7%
North Carolina                                         41            6.6           15.1%                6.7%
South Carolina                                         25            2.7            6.2%                5.3%
Virginia                                               14            2.5            5.7%                6.0%
                                                      ---           ----           ----                 ---
SUBTOTAL/WTD. AVG.                                    201           31.7           72.7%                7.9%
   U.S. AVERAGE 2006-2011 POPULATION GROWTH                                                             4.8%

(1)   Source: Claritas.


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The portfolio is tenanted by the leading retailers in their respective categories in the Southeast U.S. A summary of the portfolio's top five tenants by total GLA is presented below.

                                                   OWNED     % TOTAL     TOTAL
                                  TOTAL UNITS      GLA       OWNED       GLA      % TOTAL
TENANT                          (OWNED/UNOWNED)    (MSF)       GLA       (MSF)       GLA
------                          ---------------    -----     -------     -----     -------
Target                                27            0.0        0.0%       3.7        8.5%
Wal-Mart                              19            1.8        5.1%       3.5        8.1%
Publix                                53            2.4        6.7%       2.4        5.5%
Lowe's Home Imp.                      13            0.9        2.5%       1.5        3.3%
Kroger                                24            1.3        3.6%       1.3        3.0%
                                     ---            ---       ----       ----       ----
SUBTOTAL - TOP 5 TENANTS             136            6.3       17.8%      12.4       28.4%

In addition to the portfolio of operating properties, Developers Diversified will acquire a development pipeline of five projects and numerous potential expansion and redevelopment projects. Developers Diversified plans to generate additional value by implementing its proactive leasing, development, redevelopment and property management systems. In addition, the Company intends, immediately upon closing, to incorporate the IRRETI assets in its highly successful ancillary income program, which will result in additional value creation.

Barry Lazarus, President and CEO of Inland Retail, noted, "We are extremely gratified to present this exciting liquidity event to our stockholders. This transaction offers very attractive returns to our investors who initially acquired our stock at $10 a share. We are delighted to be able to offer our investors an outstanding return on their initial investments while delivering our extremely high quality portfolio to one of the premier owner/operators in our sector. We look forward to working closely with Developers Diversified's management throughout the transition process."

Following the merger, Developers Diversified will own or manage over 800 shopping centers in 45 states, plus Puerto Rico and Brazil, comprising 162 million square feet.

Completion of the transaction, which is expected to occur in the first quarter of 2007, is subject to approval of the merger agreement by IRRETI shareholders and other customary closing conditions described in the merger agreement. The merger was unanimously approved by Developers Diversified's Board of Directors. The merger was unanimously approved by IRRETI's Board of Directors, with two related party directors recusing themselves.

Macquarie Capital Partners LLC is acting as exclusive financial advisor to Developers Diversified. Banc of America Securities LLC is acting as exclusive financial advisor to IRRETI. Baker & Hostetler LLP is serving as Developers Diversified's legal advisers. Houlihan Lokey Howard & Zukin provided a fairness opinion to the Board of Directors of IRRETI. Duane Morris LLP is serving as IRRETI's legal advisers.


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CONFERENCE CALL

Developers Diversified will conduct a conference call and an audio webcast on October 23, 2006 at 1 p.m. ET to discuss additional details regarding the transaction. To access the conference call, dial 866.202.0886 at least ten minutes prior to the scheduled start of the call. When prompted, provide the passcode: 34072641. The conference call will be recorded and available for replay beginning at 4:30 p.m., October 23, 2006 and will be available until 11:59 p.m., November 22, 2006. To access the conference call recording, please call 888.286.8010 and use the passcode: 37011230. The conference call will be webcast and can be accessed via the Developers Diversified web site, www.ddr.com. An accompanying powerpoint presentation will be available via the webcast at the time of the call.

DEVELOPERS DIVERSIFIED

Developers Diversified currently owns and manages over 500 retail operating and development properties in 44 states, plus Puerto Rico and Brazil, totaling 118 million square feet. The Company is a self-administered and self-managed real estate investment trust (REIT) operating as a fully integrated real estate company which acquires, develops and leases shopping centers. Additional information about Developers Diversified is available on the Internet at http://www.ddr.com.

INLAND RETAIL REAL ESTATE TRUST, INC.

Inland Retail Real Estate Trust, Inc. is a self-administered and self-managed real estate investment trust (REIT) primarily focused on acquiring, developing and managing community and neighborhood shopping centers in the eastern United States. The Company is a public, non-listed REIT.

This press release contains "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts included in this press release are forward-looking statements. All forward-looking statements speak only as of the date of this press release. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance, achievements or transactions of Developers Diversified, IRRETI and their affiliates or industry results or the benefits of the proposed merger to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors relate to, among others, approval of the transaction by the shareholders of IRRETI, the satisfaction of closing conditions to the transaction, difficulties encountered in integrating the companies, the marketing and sale of non-core assets, and the effects of general and local economic and real estate conditions. Additional information or factors which could impact the companies and the forward-looking statements contained herein are included in each company's filings with the Securities and Exchange Commission. The companies assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This press release does not constitute an offer of any securities for sale. In connection with the proposed transaction, Developers Diversified and IRRETI expect to file a proxy statement/ prospectus as part of a registration statement regarding the proposed merger with the Securities and Exchange Commission. Investors and security holders are urged to read the proxy statement/prospectus because it will contain important information about Developers Diversified and IRRETI and the proposed merger. Investors and security holders may obtain a free copy of the definitive proxy statement/prospectus and other documents filed by Developers Diversified and


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IRRETI with the SEC at the SEC's website at www.sec.gov. The definitive proxy statement/prospectus and other relevant documents may also be obtained free of charge from Developers Diversified and IRRETI by directing such request to:
Developers Diversified Realty Corporation, Attention: Investor Relations, 3300 Enterprise Parkway, Beachwood, Ohio 44122 or Inland Retail Real Estate Trust, Inc., Attention: Investor Relations, 2901 Butterfield Road, Oak Brook, IL 60523. Investors and security holders are urged to read the proxy statement, prospectus and other relevant material when they become available before making any voting or investment decisions with respect to the merger.

Developers Diversified and IRRETI and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of IRRETI in connection with the merger. Information about Developers Diversified and its directors and executive officers, and their ownership of Developers Diversified securities, is set forth in the proxy statement for the 2006 Annual Meeting of Stockholders of Developers Diversified, which was filed with the SEC on April 3, 2006. Information about IRRETI and its directors and executive officers, and their ownership of IRRETI securities, is set forth in the proxy statement for the 2006 Annual Meeting of Stockholders of IRRETI, which was filed with the SEC on October 14, 2006. Additional information regarding the interests of those persons may be obtained by reading the proxy statement/prospectus when it becomes available. As a result of this transaction, IRRETI does not intend to hold an annual stockholder meeting and instead will hold a special meeting to vote on the proposed merger.